                       MERCHANT ASSET PURCHASE AGREEMENT

     THIS MERCHANT ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of the 29th day of May 1997 and is entered into by and between CRESTAR BANK, a commercial bank organized under the laws of the Commonwealth of Virginia ("Seller"), and NOVA INFORMATION SYSTEMS, INC., a Georgia Corporation ("Purchaser").


                            BACKGROUND AND PURPOSE:

     A. Seller is a party to certain Merchant Agreements with various Merchants according to which Seller has agreed to provide certain services in connection with Seller's Merchant Business.

     B. Seller wishes to sell and transfer to Purchaser all of its rights under the Merchant Agreements, and certain other assets utilized in connection with the Merchant Business, and Purchaser wishes to purchase such rights and assets in connection with the Merchant Business.

     C. In addition, Seller wishes to assign to Purchaser and Purchaser wishes to assume certain obligations of Seller under the Merchant Agreements. Seller and Purchaser also are willing and able to undertake and perform certain other obligations pursuant to and in connection with this Agreement, subject to the terms and conditions hereof.


                                 THE AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Seller and Purchaser hereby agree, on the terms and conditions herein set forth, as follows:

     The capitalized terms used herein shall have the meaning ascribed to such terms in Section 12.1 hereof unless otherwise defined herein.


                                  ARTICLE  I

                    ASSETS SOLD; ASSUMPTION OF LIABILITIES

     1.1 SALE AND PURCHASE. On the terms and subject to the conditions set forth in this Agreement, and effective as of May 1, 1997 (the "Effective Date"), Seller hereby sells, transfers and assigns to Purchaser and Purchaser hereby purchases and accepts from Seller, all right, title and interest of Seller in and to all of Seller's assets, both tangible and intangible (excluding trade names, trade marks, service marks, copyrights or other intellectual property relating to Seller's name and logo) owned by Seller and used in connection with the Merchant Business, in existence on the date hereof and/or acquired by Seller during the Transition Period, including without limitation the following properties and assets (collectively, the "Assets Sold"):

         (a) the Merchant Agreements and the Associate Bank Agreements, all revenues relating to the Merchant Agreements and Associate Bank Agreements resulting from original sales transactions occurring on or after the Effective Date, and all pertinent books, records and documents relating to the Merchant Agreements and Associate Bank Agreements (as further specified in Section 1.5 hereof);
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         (b) the Equipment identified on Schedule 1.1 attached hereto and related revenues accruing on or after the Effective Date;

         (c)  the Inventory;

         (d) any reserve accounts established and maintained with Seller by Merchants or Associate Banks in connection with the Merchant Business;

         (e) any guaranties executed in connection with the Merchant Agreements or the Associate Bank Agreements;

         (f) the goodwill, intangible assets and value of the Merchant Business as a going concern, to the extent any such value exists; and

         (g) any "subsidies" granted to or received by Merchants, as set forth on Schedule 1.1(g) attached hereto (collectively, the "Subsidies"), and the continuing right to receive such subsidies.

     1.2 TRANSFER AND ASSUMPTION OF ASSETS SOLD AND ASSUMED LIABILITIES. Effective upon the Effective Date, Purchaser shall by written instrument in the form of Exhibit 1.2 attached hereto (the "Assignment and Assumption Agreement") assume and agree to pay and discharge when due the Assumed Liabilities. In addition to the Assignment and Assumption Agreement, the sale, conveyance, transfer, assignment and delivery of the Assets Sold by Seller to Purchaser shall be effected by such deeds, bills of sale, endorsements, assignments, transfers and other instruments of transfer and conveyance in such form, including, without limitation, warranties of title (collectively, "Transfer Documents"), as Purchaser may reasonably request, including such Transfer Documents as Purchaser may reasonably request at and after the Transition Date.

     1.3 LIABILITIES. It is understood and agreed that Purchaser shall not assume or become liable for the payment of any debts, liabilities, losses, Credit Losses, charge-backs, accounts payable, bank indebtedness, mortgages, or other obligations of Seller, any Merchant, or any Associate Bank, whether the same are known or unknown, now existing or hereafter arising, of whatever nature or character, whether absolute or contingent, liquidated or disputed, except for Assumed Liabilities.

     1.4 SELLER'S TRANSITION COOPERATION.

         (a) From and after the date hereof and until the Conversion Date, Seller shall use all reasonable efforts in assisting Purchaser with the "conversion" of the Merchant Business herein contemplated and the transition of the Merchant Business from Seller to Purchaser, and shall otherwise use all reasonable efforts to encourage Merchants to continue doing business with Purchaser under the Merchant Agreement applicable to such Merchant.

         (b) Without limiting the generality of the foregoing, promptly following the execution of this Agreement, Seller shall cause to be delivered to each of the Merchants a notice, in a form mutually acceptable to Seller and Purchaser, of the assignment by Seller to Purchaser, effective as of the Effective Date, of all rights in and to said Merchant Agreements. If Seller and Purchaser so agree, such notice may inform each Merchant of Purchaser's intention to convert the Merchant to Purchaser's network, as well as to a clearing bank and merchant accounting system designated by Purchaser.

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         (c) Without limiting the generality of the foregoing, Seller, in cooperation with Purchaser, shall use all reasonable efforts to ensure that the Associate Banks continue doing business with Purchaser in the same manner as such business exists on the date hereof with Seller and as contemplated by this Agreement.

     1.5 BOOKS AND RECORDS.

         (a) As soon after the Closing Date as is practicable, and in no event later than ten (10) days following the Transition Date, Seller shall cause to be delivered to Purchaser the originals or, in the event Seller is entitled to keep the originals pursuant to this Section 1.5 or if Seller does not have in its possession such originals, copies, of all books, records and documents, or portions thereof, of Seller relating to the Assets Sold; provided, however, that in no event shall such books, records and documents include corporate books or records involving operations other than the Merchant Business, and further provided that Seller may retain the originals or copies of such documents other than the Merchant Agreements and the Associate Bank Agreements as may be reasonably necessary for Seller's business. In each case, however, the books and records relating to the Assets Sold for the period prior to the Closing Date, wherever located, that are held by a party hereto or under the control of a party hereto (the "Inspected Party") shall be open for inspection by the other party, and such other party's authorized agents and representatives and regulators may, at such other party's own expense, make such copies of any excerpts from such books, records and documents as it shall reasonably deem necessary; provided, however, that any such inspection: (a) shall be conducted during normal business hours from time to time reasonably established by the Inspected Party; (b) shall, if the Inspected Party so requests, be conducted in the presence of an officer or designated representative of the Inspected Party; and (c) shall be conducted in accordance with reasonable security programs and procedures from time to time established by the Inspected Party, including but not limited to such confidentiality agreements as the Inspected Party may reasonably request.

         (b) All books and records relating to the Assets Sold shall be maintained by Purchaser or Seller, as the case may be, for a period of seven (7) years after the Closing Date, unless the parties shall, applicable law permitting, agree upon a shorter period; provided, however, that in the event that, as of the end of such period, any taxable year of Purchaser or Seller is still under examination or open for examination by any taxing authority and that party has given notice of that fact to the other party, such books and records shall be maintained (or, alternatively, delivered by the Inspected Party to the other party) until the date, determined reasonably and in good faith, specified for maintenance of such records in such notice. Prior to the destruction of any books and records relating to the Assets Sold, the party in possession of such books and records shall offer them to the other party hereto. Pursuant to the above, Seller specifically agrees to make available to Purchaser, and promptly deliver to Purchaser at Purchaser's request, any historical records of Merchant sales and monthly statements;

         (c) Seller covenants and agrees that it shall cause to be delivered to Purchaser, within ten (10) days following the Transition Date, fully executed originals (or, to the extent originals are not available, copies of the fully executed originals) of (i) each Merchant Agreement to which a Top 200 Merchant is a party that Bank has in its possession (as identified in Section 6.6(b)), and (ii) each Associate Bank Agreement that Bank has in its possession (as identified in Section 6.6(d)).

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                                  ARTICLE  II

                    CONSIDERATION FOR ASSETS SOLD; CLOSING

     2.1 PURCHASE PRICE. At the Closing, Purchaser shall pay Seller $21,695,000 by wire transfer (with written wire transfer instructions to be provided by Seller) in immediately available funds (the "Purchase Price") as consideration for the Assets Sold.

     2.2 CLOSING. The consummation of the purchase and sale of the Assets Sold (the "Closing") shall take place on May 29, 1997 (the "Closing Date") to be effective as of the Effective Date, and shall take place through the exchange, via facsimile to be followed by hard copies via national overnight courier (e.g. FedEx), of executed originals of this Agreement and all other agreements, documents and instruments to be executed in connection herewith.

                                 ARTICLE  III

                         TRANSITION/CONVERSION PERIOD

     3.1 ORDERLY TRANSITION. Seller covenants and agrees to use all reasonable efforts, as reasonably instructed by Purchaser, to effect an orderly transition of the Merchant Business until the Conversion Date in respect of the Assets Sold and the Assumed Liabilities, including but not limited to fulfilling its obligations under Section 1.4 hereof. In order to further such purpose, Seller agrees that until the Conversion Date it shall execute such documents as are reasonably deemed necessary or convenient by Purchaser to evidence the agreements referred to in, and transactions contemplated by, this Agreement, consistent with the rules and regulations of the Credit Card Associations and Purchaser's practices and procedures.

     3.2 SERVICES DURING THE TRANSITION PERIOD/CONVERSION PERIOD.

         (a) During the Transition Period, Seller shall perform on behalf of and for the account of Purchaser at the same location(s) presently used to conduct the Merchant Business all of the services performed by Seller in connection with the Merchant Business prior to the Closing Date, including but not limited to the services set forth on Schedule 3.2(a) attached hereto. Seller shall perform such services substantially in the same manner and with no less than the same degree of care as performed in connection with the Merchant Business prior to the Closing Date, and shall otherwise continue to perform such services in a manner that shall not adversely deviate from Seller's performance of such services during the
     twelve month period prior to the Closing.   In performing such services,
     Seller shall follow the reasonable instructions of Purchaser.

         (b) Without limiting the generality of the foregoing, until the Conversion Date Seller shall continue to provide funds availability to merchants as follows: (i) for paper-based transactions, Seller shall continue to make funds available to merchants on the second business day following the day such merchants deposit card transactions at Seller's branch (provided such deposits are made prior to the 2:00 p.m. cut-off time; deposits made after the 2:00 p.m. cut-off time shall be considered to be deposited as of the following business day); and (ii) for electronic-based transactions, Seller shall continue to make funds available to merchants on the second business day following the day such merchants transmit transaction batches through the POS network to the assigned POS provider. Purchaser hereby acknowledges that Seller uses the services of certain third party providers in connection with the provision of credit to Merchants, and agrees that, notwithstanding anything to the contrary in this Agreement, Seller shall not be liable to Purchaser with respect to any deviation from the requirements

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

     of the foregoing sentence caused by any act or omission, beyond the control of Seller, or Purchaser or any such third party provider.

     3.3 REVENUE DURING THE CONVERSION PERIOD. In performing services during the Conversion Period on behalf of and for the account of Purchaser, Seller shall, beginning on the Effective Date and continuing throughout the Conversion Period, on behalf of and for the account of Purchaser, collect revenue generated by the Merchant Business, less interchange fees (collectively, "Revenue"). In connection with the Conversion Period, Seller shall pay to Purchaser monthly (by the 10th day of each month) Revenue for the immediately preceding calendar month for (i) all original sales transactions generated pursuant to the Assets Sold and occurring on or after the Effective Date, and (ii) all the other revenue generated by the Assets Sold and occurring on or after the Effective Date. At the time of each such payment, Seller shall also furnish to Purchaser a certificate of an authorized financial officer of Seller certifying the amount due to Purchaser and showing the calculation thereof in such reasonable detail as Purchaser may request. Seller shall be entitled to retain any revenues collected on or after the Closing Date attributed to original sales transactions occurring prior to the Effective Date.

     3.4 EMPLOYEES.

         (a) During the Transition Period, Seller shall use all reasonable efforts to ensure that the employees employed by Seller in the Merchant Business on the date hereof, except for the Crestar Sales Force ("Merchant Business Employees") will continue in the employ of Seller, performing the duties relating to the Merchant Business theretofore performed by them, as reasonably instructed by Purchaser during the Transition Period. Further, Seller shall use all reasonable efforts to provide adequate and appropriate skilled staffing in connection with the operation of the Merchant Business during the Transition Period and, in addition, shall provide Purchaser with written notification of any termination(s) of any employees utilized in the Merchant Business. Without limiting the generality of the foregoing, in no event will any Merchant Business Employee, at any time during the Transition Period, be transferred, reassigned or otherwise diverted from performing his or her customary duties in connection with the Merchant Business to another position, or other duties, within or otherwise on behalf of Bank, Crestar Financial Corporation, or any of their respective affiliates or subsidiaries.

         (b) Until the Conversion Date, Seller shall use all reasonable efforts to ensure that suitable and competent personnel will be employed by Seller to perform the clearing and settlement duties relating to the Merchant Business theretofore performed by Seller, as reasonably instructed by Purchaser.

         (c) In the event that, notwithstanding Seller's compliance with its obligations under Section 3.4(a) and 3.4(b) hereof, Seller shall experience such staff attrition that its ability to perform its obligations under this
     Article III is likely to be adversely affected, Purchaser may provide to Seller such personnel as Seller may reasonably require in order to continue to provide the services described in this Article III.

     3.5 CLEARING BANK ARRANGEMENT.

         (a) In order to permit an orderly transition of the processing of Credit Card and Debit Card transactions, during the Conversion Period, Seller shall continue to be a party (fulfilling Member responsibilities) to the Merchant Agreements and the Associate Bank Agreements and Seller shall act as a clearing bank for Purchaser with respect to Credit Card and Debit Card transactions processed under the Merchant Agreements and the Associate Bank Agreements, all in accordance with the rules and regulations of the Credit Card Associations and the EFT Networks, for a period of time ending not later than the Conversion Date.

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

         (b) At the request of Purchaser, Seller shall execute appropriate documents to evidence the transfer of the clearing bank responsibilities under the Merchant Agreements and/or the Associate Bank Agreements to the person designated (in accordance with Section 2.4 of the Marketing Agreement) by Purchaser. In addition, Seller shall render such other necessary assistance as Purchaser may reasonably request. Seller shall provide to Purchaser all information necessary for such transfer (including, without limitation, standard deconversion master file tapes from First Data Resources).

         (c) Until the Conversion Date, and in performing services hereunder, Seller shall comply in all material respects with the rules and regulations of the Credit Card Associations and the EFT Networks, and shall not take, or fail to take, any actions with respect to the Merchant Business which would constitute a material violation of such rules and regulations.

     3.6 THIRD PARTY SERVICE PROVIDER CONTRACTS. Purchaser acknowledges that Seller has in effect the agreements identified on Schedule 3.6 with third party service providers, and that Seller shall maintain such agreements until the Conversion Date, unless such agreements can be earlier terminated upon mutual agreement of the parties hereto. During the Conversion Period, Purchaser agrees to undertake the operational responsibilities of Seller under all of the agreements listed in Schedule 3.6 and Purchaser agrees to reimburse Seller for Seller's costs incurred during the Conversion Period under each of these agreements but only for point-of-sale services (e.g., network and equipment); provided, however, that to the extent any rental collection obligations have accrued prior to or during the Conversion Period but are not yet satisfied as of the Conversion Date, Purchaser agrees that it shall remit rental payments received by it from merchants in connection with such agreements and forward them to the appropriate third party service provider and, further provided, that this Section 3.6 shall in no event be construed to limit or alter the provisions of Section 5.5 hereof, providing, among other things, that in no event shall Purchaser be responsible for Termination Fees in excess of Thirty-Three Thousand and No/100 Dollars ($33,000). In the event NOVA requires the services of the service providers listed on Schedule 3.6 beyond the Conversion Date, and NOVA so requests, NOVA agrees to assume the agreements from Bank as of the Conversion Date.

     3.7 CONVERSION. Purchaser shall use all reasonable efforts to complete the conversion of the point-of-sale terminals utilized by Merchants to Purchaser's network no later than the Conversion Date, and Seller shall use all reasonable efforts, until the Conversion Date, to assist Purchaser in such conversion. Purchaser acknowledges that it is responsbile for the direct costs of such conversion.

     3.8 TRANSITION DATE. In no event shall the Transition Date be extended beyond June 30, 1997; provided, however, that if reasons, circumstances or other factors beyond the reasonable control of Purchaser shall not allow Purchaser and Seller to cause all processing services heretofore provided by Seller at Seller's premises (except for clearing, settlement, or other "Member" services in connection with Section 3.5 and the maintenance of certain agreements pursuant to Section 3.6) to be transitioned from Seller's premises to Purchaser's premises on or prior to the Transition Date, upon the request of Purchaser the Transition Date may be extended upon such terms and conditions as each of Purchaser and Seller may agree.

                                  ARTICLE  IV

                  CERTAIN COVENANTS AND AGREEMENTS OF SELLER

     4.1 TRANSFER TAXES. All sales or transfer taxes, including stock transfer taxes, document recording fees, real property transfer taxes, and excise taxes, arising out of or in connection with the consummation of the transactions contemplated hereby, shall be paid by Seller.

     4.2 CONFIDENTIALITY OF INFORMATION. On and after the date hereof, Seller and its officers, employees, agents and representatives shall treat all information, books and records, originals or copies of books or records which are retained or obtained by it pursuant to Section 1.5, all information learned or obtained about Purchaser's business or relating to the Merchant Business, and the terms and conditions of this Agreement, as confidential and will not disclose such information to third parties except as required by law, as needed in connection with a lawsuit, claim, litigation or other proceeding or in connection with tax or regulatory matters and except to the

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extent that such information is already in the public domain, or subsequently enters the public domain, other than as a result of the breach of Seller's obligations under this Section 4.2. Seller and its officers, employees, agents and representatives shall not use the information described in this Section 4.2 in any manner that might reasonably be anticipated to adversely affect the Merchant Business or Purchaser's relations with Merchants, Associate Banks, or with other persons or entities.

     4.3 NOTICE OF BREACH OR POTENTIAL BREACH. Seller shall promptly notify Purchaser of any change, circumstance or event that may prevent Seller from complying with any of its obligations hereunder.

     4.4 FURTHER ASSURANCES. On and after the Closing Date, Seller shall (i) give such further assurances to Purchaser and execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as Purchaser may reasonably request to effectuate the transactions contemplated by this Agreement, including the transfer of the Assets Sold and assumption of the Assumed Liabilities, and (ii) use all reasonable efforts to assist Purchaser in the orderly transition referred to in Article III.

     4.5 SCHEDULE UPDATES.  Seller agrees to update the Schedules identified on
Schedule 4.5 attached hereto at the times, and within the time periods, identified on Schedule 4.5. All such updated Schedules shall be true, correct and complete in all material respects with the same force and effect as though made at the Closing Date, and Seller shall deliver to Purchaser a certificate signed by a duly authorized executive officer to all such effects.

     4.6 COLLECTIONS. Seller shall use all reasonable efforts after the Transition Date to assist Purchaser, at Purchaser's request, in processing amounts in respect of any charge-back or other Credit Loss received or identified in connection with the Merchant Business and relating to or arising out of any original sales transaction occurring on or after the Effective Date. Purchaser shall be responsible for all costs and expenses relating to such collection efforts, including costs and expenses of collection letters, litigation, arbitration proceedings and similar actions. Without limiting the foregoing, Seller agrees, if requested by Purchaser, to continue to maintain Seller's BIN and ICA for the purpose of processing charge-backs for up to 180 days after the Conversion Date.

     4.7 HSR FEES. Seller covenants and agrees that upon execution of this Agreement it shall reimburse Purchaser, in the amount of Twenty Two Thousand Five Hundred Dollars ($22,500), constituting fifty percent (50%) of the fees paid by Purchaser in connection with the filing of the notification required by HSR (as defined and provided in Section 8.2).

     4.8 SUBSIDIES. Seller covenants and agrees that it shall continue to pay or otherwise pass on to Purchaser, for the benefit of Purchaser, each of the Subsidies.


                                  ARTICLE  V

                 CERTAIN COVENANTS AND AGREEMENTS OF PURCHASER

     5.1 CONFIDENTIALITY OF INFORMATION. On and after the date hereof, Purchaser and its officers, employees, agents and representatives shall treat the terms and conditions of this Agreement, and all information learned, or obtained about Seller's businesses, other than the Merchant Business, as confidential and will not disclose such information to third parties except as required by law, as needed in connection with a lawsuit, claim, litigation or other proceeding or in connection with tax or regulatory matters and except to the extent that such information is already in the public domain, or subsequently enters the public domain, other than as a result of the breach of Purchaser's obligations under this Section 5.1. Purchaser and its officers, employees, agents, and representatives shall not use the information described in this Section 5.1 in any manner that might reasonably

                                       7
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be anticipated to materially adversely affect Seller's financial condition, business, prospects or agreements or arrangements with any other person or entity.

     5.2 NOTICE OF BREACH OR POTENTIAL BREACH. Purchaser shall promptly notify Seller of any change, circumstance or event that may prevent Purchaser from complying with any of its obligations hereunder.

     5.3 FURTHER ASSURANCES. On and after the Closing Date, Purchaser shall (i) give such further assurances to Seller and execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as Seller may reasonably request to effectuate the transactions contemplated by this Agreement, including the transfer of the Assets Sold and assumption of the Assumed Liabilities and (ii) use all reasonable efforts to assist Seller in the orderly transition referred to in Article III.

     5.4 COLLECTIONS. Purchaser shall use all reasonable efforts after the Transition Date to assist Seller, at Seller's request, in processing amounts in respect of any charge-back or other Credit Loss received or identified in connection with the Merchant Business and relating to or arising out of any original sales transaction occurring prior to the Effective Date. Seller shall be responsible for all costs and expenses relating to such collection efforts, including costs and expenses of collection letters, litigation, arbitration proceedings and similar actions.

     5.5 REIMBURSEMENT TO SELLER OF TERMINATION FEES.

         (a) Notwithstanding the exclusion from "Assumed Liabilities" of penalties and fees that may be incurred by Seller in connection with the termination of Seller's agreements relating to the Merchant Business with any third party service providers (collectively, "Termination Fees"), Purchaser covenants and agrees that it shall promptly reimburse Seller, in an aggregate amount that will in no event exceed Thirty-Three Thousand and No/100 Dollars ($33,000), for fifty percent (50%) of the aggregate Termination Fees actually paid by Seller.

         (b) Purchaser covenants and agrees that it shall promptly reimburse Seller, in an aggregate amount that will in no event exceed Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00), for fifty percent (50%) of the "deconversion" fees assessed by First Data Resources and actually paid by Seller.


                                  ARTICLE  VI

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby makes the following representations and warranties to Purchaser as of the date hereof and as of the Effective Date:

     6.1 ORGANIZATION. Seller is a commercial bank duly chartered under the laws of the Commonwealth of Virginia and is authorized to conduct its business as presently conducted (including the Merchant Business) under those laws and all other applicable laws.

     6.2 AUTHORITY. Seller has the right, power, capacity and authority to enter into and deliver the Operative Documents, to perform its obligations under the Operative Documents, and to effect the transactions contemplated by the Operative Documents, and no other person or entity has any interest in the Merchant Business, the Merchant Agreements, or the Associate Bank Agreements (other than the Merchants pursuant to the Merchant Agreements, and the Associate Banks pursuant to the Associate Bank Agreements). The execution, delivery and performance of the Operative Documents have been approved by all requisite corporate action on

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the part of Seller, and when executed and delivered pursuant hereto (assuming due execution and delivery by the other parties thereto), the Operative Documents will constitute valid and binding obligations of Seller enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting creditors' rights and by general equitable principles.

     6.3 NO VIOLATIONS.

         (a) The execution and delivery by Seller of the Operative Documents, and its performance thereunder, will not: (i) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any material agreement, indenture, mortgage or lease to which Seller is a party or by which Seller or its properties, or the Merchant Business, are bound; (ii) constitute a material violation by Seller of any law or government regulation applicable to Seller or the Merchant Business; (iii) violate any provision of the Charter or Bylaws (or similar governing documents) of Seller; or (iv) violate any order, judgment, injunction or decree of any court, arbitrator or governmental body against or binding upon Seller.

         (b) With respect to the Merchant Business, Seller is not, and has not been (by virtue of any past or present action, omission to act, contract to which it is a party, or any occurrence or state of facts whatsoever) in material violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business.

     6.4 ASSETS SOLD. Seller is the owner of all right, title and interest in and to the Assets Sold, free and clear of all title defects or objections, assignments, liens, encumbrances of any nature whatsoever, restrictions, security interests, rights of third parties, or other liabilities, and has good and valid title to the Assets Sold. To the best of Seller's knowledge, the Equipment being sold hereunder is in good operating condition, ordinary wear and tear excepted, and has been reasonably maintained and repaired (the parties acknowledge that certain items of the Equipment are being repaired as of the date hereof). The Equipment is of the quantity and type represented on
Schedule 1.1, which schedule is true, accurate, correct and complete in all material respects as of March 31, 1997. The Inventory, including all merchant supplies, consists of items of a quality and quantity usable and saleable in the ordinary course of the Merchant Business. Since March 31, 1997 no items of Inventory or Equipment have been sold or disposed of except through sales or transactions in the ordinary course of business, consistent with past practices. The Assets Sold include all rights, properties and other assets necessary to permit Purchaser to conduct the Merchant Business in substantially the same manner as Seller's Merchant Business has heretofore been conducted, without any need for replacement, refurbishment or extraordinary repair.

     6.5 FINANCIAL INFORMATION CONCERNING THE MERCHANT BUSINESS.

          (a) Purchaser has previously been provided with a Confidential Offering Notice dated January 27, 1997 prepared by Bank and Smith Barney Inc. with respect to the Bank's Merchant Business (the "Offering Notice"). The pages within the Offering Notice entitled "Statement of Operating Income", "Statement of Operating Income - Credit Only", and "Statement of Operating Income - Debit Only" contain certain financial information with respect to the Bank's Merchant Business for 1993, 1994, 1995 and year-to-date through August 1996, and the pages entitled "Processing Income Detail" contain certain financial and other information for 1995 and year-to-date through August 1996 (collectively, the "Notice Statements," which are attached hereto as part of Schedule 6.5(a)(i)). Schedule 6.5(a)(i) contains updated information for 1995, 1996 and year-to-date through April 1997 (collectively, the "Schedule 6.5(a)(i) Statements"). All of the information contained in the respective Notice Statements, as updated in the Schedule 6.5(a)(i) Statements, and the Schedule 6.5(a)(i) Statements is true, accurate, complete and correct in all material respects and fairly presents the information specified therein in respect of the Assets Sold as of and for the periods indicated on such Statements. Except as set forth in Schedule 6.5(a)(ii), since April 30, 1997, there has been no material adverse change in the Merchant Business.

          (b) The information relative to Merchants' (i) Credit Card sales volume and (ii) Debit Card sales volume set forth on Schedule 6.5(b) is true, accurate, correct and complete in all material respects for the periods indicated.

     6.6  AGREEMENTS; MERCHANTS AND ASSOCIATE BANKS.

          (a) Seller is not in default (and would not be in default upon notice, lapse of time or both) under any material provision of the Merchant Agreements or the Associate Bank Agreements. Complete lists of the Merchants and the Associate Banks are set forth on Schedule 6.6(a)(i) and 6.6(a)(ii), respectively. Except as set forth on Schedule 6.6(a)(iii), Seller does not have any reason to suspect, and has not received any notice of, fraud by, or bankruptcy or contemplated bankruptcy of, any party or guarantor to any of the Merchant Agreements or the Associate Bank Agreements, and has not received any notice of default or adverse comment from any regulatory authority in respect of any of the Merchant Agreements or the Associate Bank Agreements. Except as set forth on Schedule 6.6(a)(iii), Seller has not given notice of its election to terminate any of the Merchant Agreements or the Associate Bank Agreements.

          (b) Except as set forth on Schedule 6.6(b)(i), Seller has in its possession a fully executed original (or, to the extent originals are not available, copies of the fully executed originals) of (i) each Merchant Agreement to which a Top 200 Merchant is a party (collectively, the "Top 200 Merchant Agreements"), and (ii) substantially all other Merchant Agreements. True, correct and complete copies of the Top 200 Merchant Agreements (except as set forth on Schedule 6.6(b)(i)) have been provided by Seller to Purchaser. Without regard to whether Seller has in its possession an original or a copy of any particular Merchant Agreement, each Merchant identified on Schedule 6.6(a)(i), other than the Merchants identified on Schedule 6.6(b)(i), is a party to a written Merchant Agreement with Seller, and all such agreements are freely assignable by Seller without the consent of the applicable Merchant or any other party. Except as set forth in Schedule 6.6(b)(ii), Seller does not have, nor does Seller's conduct of the Merchant Business require, any "ACH" (Automated Clearing House System) agreements with any Merchant. To the extent Seller is a party to an ACH agreement with any merchant, all such ACH agreements are freely assignable by Seller without the consent of the applicable Merchant or any other party.

          (c) Seller has obtained guaranties from principals or third parties of the Top 200 Merchants listed on Schedule 6.6(c)(i), and, except as set forth on Schedule 6.6(c)(ii), Seller has in its possession, and shall deliver to Purchaser in accordance with Section 1.5 hereof, fully executed originals (or, to the extent originals are not available, copies of the fully executed originals) of all such guaranties included as part of Merchant Agreements provided to Purchaser under Section 6.6(b) (collectively, the "Guaranties," true, correct and complete copies of which have been provided by Seller to Purchaser as part of the Merchant
     Agreements provided to Purchaser under Section 6.6(b)).   Each of the
     Guaranties is freely assignable by Seller without the consent of the applicable Merchant or any other party.

          (d) Except for the Associate Bank Agreements to which Seller and each of the Associate Banks listed on Schedule 6.6(a)(ii) are severally a party (collectively, the "Associate Bank Agreements," true, correct and complete copies of which have been provided by Seller to Purchaser, except as listed on Schedule 6.6(d)(ii)), Seller has no agreements, written or oral, with any agent bank, other association, institution, independent sales organization, or any other third party which provides for any one or more of the following: (i) the deposit of Credit Card or Debit Card transaction records for or on behalf of any third party; (ii) the settlement of Credit Card or Debit Card transactions for or on behalf of any third party; (iii) the processing of Credit Card or Debit Card transactions for or on behalf of any third party; or (iv) the referral of merchants to Seller. Schedule 6.6(d)(i) sets forth certain financial and other information for the Associate Banks and such information is true, accurate, complete and correct in all material respects as of the date thereof and for the periods indicated on such information. Except as set forth on Schedule 6.6(d)(ii), Seller has in its possession, and shall deliver to Purchaser in accordance with Section 1.5 hereof, a fully executed original (or, to the extent originals are not available, copies of the fully executed originals) of each Associate Bank Agreement, each of which is freely assignable by Seller without the consent of the applicable Associate Bank or any other party.

          (e) Except as set forth on Schedule 6.6(e)(i), and except for disputes that have arisen in the ordinary course of business, Seller is not engaged in any dispute with any Merchant or Associate Bank. Except as set forth on
     Schedule 6.6(e)(ii), Seller does not have any reason to believe, and has not received any notice, written or oral, that the consummation of the transactions contemplated hereunder will have any adverse material effect on (i) the business relationship of Seller with any Top 200 Merchant or any Associate Bank, or (ii) Seller's Merchant Business as a whole.

          (f) Seller is a member in good standing of the Credit Card Associations. Except as set forth on Schedule 6.6(f)(i), Seller and the Merchant Business are in compliance in all material respects with all applicable rules and regulations and certification requirements of the Credit Card Associations, including but not limited to applicable "Year 2000" certification requirements. Seller has provided to Purchaser true and correct copies of all contracts and agreements between Seller and the Credit Card Associations. Except as set forth on Schedule 6.6(f)(ii), Seller has in its possession a fully executed original (or, to the extent originals are not available, copies of the fully executed originals) of each sponsorship agreement with each Associate Bank sponsored by Seller into any Credit Card Association.

          (g) Schedule 6.6(g) sets forth a complete and accurate list of all rights and interests of Seller with respect to any reserve accounts established and maintained by Merchants or Associate Banks and maintained with Seller in connection with the Merchant Agreements or the Associate Bank Agreements and the Merchant Business (collectively, the "Reserve Accounts"), and indicates the amount contained in each such Reserve Account as of the date thereof and further indicates the terms and conditions relative to each of such Reserve Accounts. The Reserve Accounts are freely assignable by Seller without the consent of the applicable Merchant or any other party thereto.

          (h) Schedule 6.6(h)(i) sets forth the credit and charge cards, other than the Credit Card Associations, for which Seller has contracted to provide authorization and data capture services, and Schedule 6.6(h)(i) also identifies the Merchants to whom such non-Credit Card Association services are provided. All such contracts and services are provided through third-party point-of-sale processors, and Seller performs no settlement functions in connection with such contracts and services. Except as set forth on Schedule 6.6(h)(i), Seller has in its possession a fully executed original (or, to the extent originals are not available, copies of the fully executed originals) of each agreement identified on
     Schedule 6.6(h)(i).

     6.7 TOP 200 MERCHANTS. The Merchants listed on Schedule 6.7 are the two hundred (200) Merchants with the highest dollar value of Credit Card transactions processed during the twelve (12) month period ending December 31, 1996 (collectively, the "Top 200 Merchants").

     6.8 EFT NETWORKS. Seller is a Principal or Sponsored member in good standing of the electronic funds transfer networks identified on Schedule 6.8 attached hereto (the "EFT Networks"). Seller and the

Merchant Business are in compliance in all material respects with all applicable rules and regulations of the EFT Networks.

     6.9  CONSENTS AND APPROVAL.

          (a) Except as set forth in Section 8.2, no action of, or filing with, any governmental or public body is required by Seller to authorize, or is otherwise required in connection with, the execution and delivery by Seller of this Agreement or the other Operative Documents or, if required, the requisite filing has been accomplished and all necessary approvals obtained.

          (b) Except with respect to Seller's processing agreement with First Data Resources dated September 30, 1994 (a true and correct copy of which has been provided by Seller to Purchaser), no filing, consent or approval is required by virtue of the execution hereof or any other Operative Document by Seller or the consummation of any of the transactions contemplated herein by Seller to avoid the violation or breach of, or the default under, or the creation of a lien on any of the Assets Sold pursuant to the terms of, any law, regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license, or any other instrument to which Seller is a party or to which it or any of the Assets Sold is subject.

     6.10 LEASES.  Schedule 6.10(i) contains a complete and accurate list of all
(i) leases (including any capital leases) and lease-purchase arrangements pursuant to which Seller leases real or personal property related to the Merchant Business from others, and (ii) lease, rental and lease-purchase agreements pursuant to which Seller leases property to any Merchant, Associate Bank or other party in connection with the Merchant Business. Schedule 6.10(i) specifies which of such leases, if any, are capital leases. Except as set forth on Schedule 6.10(ii), Seller has made available to Purchaser a true, correct and complete copy of each of the items listed on Schedule 6.10(i).

     6.11 LITIGATION AND CLAIMS. Schedule 6.11: (i) sets forth all litigation, claims, suits, actions, investigations, indictments or informations, proceedings or arbitrations, grievances or other procedures (including grand jury investigations, actions or proceedings, and product liability and workers' compensation suits, actions or proceedings, and investigations conducted by any Credit Card Association) that are pending, or to the knowledge of Seller, threatened, in or before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury, Credit Card Association, or any other entity or forum for the resolution of grievances, against Seller and relating in any way to the Merchant Business (collectively "Claims"), and (ii) indicates which of such Claims are being defended by an insurance carrier, and which of such Claims being so defended are being defended under a reservation of rights. Seller has made available to Purchaser true, correct and complete copies of all pleadings, briefs and other documents filed in each pending litigation, claim, suit, action, investigation, indictment or information, proceeding, arbitration, grievance or other procedure listed in Schedule 6.11, and the judgments, orders, writs, injunctions, decrees, indictments and information, grand jury subpoenas and civil investigative demands, plea agreements, stipulations and awards listed in Schedule 6.11.

     6.12 REQUIRED LICENSES AND PERMITS. Except for such licenses, permits and other authorizations that result from Seller's status as a commercial bank organized under the laws of the Commonwealth of Virginia, no other licenses, permits or other authorizations are necessary for the conduct by Seller of the Merchant Business.

     6.13 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except for those agreements, contracts and commitments set forth and identified with particularity in Sections (or the corresponding Schedules) 6.6, 6.10, and 6.14:

          (a) Seller does not have any agreement, contract, commitment or relationship, whether written or oral, related to the Merchant Business, by which Purchaser could be bound;

          (b) Seller is not subject to any contract or agreement related to the Merchant Business limiting Seller's freedom to compete in the Merchant Business;

          (c) With respect to the Merchant Business, there is no contract, agreement or other arrangement entitling any person or other entity to any profits, revenues or cash flows of Seller or requiring any payments or other distributions based on such profits, revenues or cash flows.

     6.14 VENDORS AND SUPPLIERS. Schedule 6.14 sets forth a complete and accurate list of each supplier to Seller of goods and services directly related to the Merchant Business which are material to the conduct of the Merchant Business as conducted by Seller. Seller has provided to Purchaser true and correct copies of all agreements and contracts between Seller and those persons and entities identified on Schedule 6.14 as being parties to written agreements.

     6.15 AGREEMENTS IN FULL FORCE AND EFFECT.  Except as expressly set forth in
Schedule 6.15, all contracts and agreements referred to, or required to be referred to, herein or in any Schedule delivered hereunder, other than the Merchant Agreements and the Associate Bank Agreements (which are represented in
Section 6.6), are valid and binding, and are in full force and effect and are enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting creditors' rights and by general equitable principles. Seller has not received notice of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by Seller, or to the knowledge of Seller, any other party thereto.

     6.16 ABSENCE OF CERTAIN CHANGES AND EVENTS.  Except as set forth in
Schedule 6.16, since December 31, 1996, Seller has conducted the Merchant Business only in the ordinary course, and has not:

          (a) incurred, assumed or guaranteed any liability or obligation (absolute, accrued, contingent or otherwise) with respect to the Merchant Business, other than in the ordinary course of business consistent with past practice;

          (b) paid, discharged, satisfied or renewed any claim, liability or obligation with respect to the Merchant Business, other than payment in the ordinary course of business and consistent with past practice;

          (c) permitted any of the Assets Sold to be subjected to any mortgage, lien, security interest, restriction, charge or other encumbrance of any kind;

          (d) waived any material claims or rights with respect to the Merchant Business;

          (e) sold, transferred or otherwise disposed of any of the Assets Sold, except in the ordinary course of business consistent with past practice;

          (f) made any single capital expenditure or investment with respect to the Merchant Business, in excess of $10,000;

          (g) made any change in any method, practice or principle of financial or tax accounting that in any manner affected the Merchant Business or any financial information relating to or derived from the Merchant Business;

          (h) managed working capital components relating to the Merchant Business, including cash, receivables, other current assets, trade payables and other current liabilities in a fashion inconsistent with past practice, including failing to sell inventory and other property in an orderly and prudent manner or failing to make all budgeted and other normal capital expenditures, repairs, improvements and dispositions;

          (i) paid, loaned, advanced, sold, transferred or leased any Asset Sold to any employee, except for normal compensation involving salary and benefits;

          (j) entered into any material commitment or transaction, other than in the ordinary course of business consistent with past practice, affecting the Merchant Business; or

          (k) agreed in writing, or otherwise, to take any action described in this Section.

     6.17 DISCLOSURE. No representations, warranties, assurances or statements by Seller in this Agreement contains any untrue statement of material fact, or omits to state any fact necessary, in light of the circumstances under which such statement was made, in order to make the statements herein not misleading.


                                 ARTICLE  VII

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser makes the following representations and warranties to Seller as of the date hereof and as of the Effective Date:

     7.1 ORGANIZATION. Purchaser is a corporation duly organized and validly existing under the laws of the State of Georgia and is authorized to conduct its business under those laws and all other applicable laws.

     7.2 AUTHORITY. Purchaser has the right, power, capacity and authority to enter into and deliver the Operative Documents, to perform its obligations under the Operative Documents, and to effect the transactions contemplated by the Operative Documents. The execution, delivery and performance of the Operative Documents have been approved by all requisite corporate action on the part of Purchaser, and when executed and delivered pursuant hereto, the Operative Documents will constitute valid and binding obligations of Purchaser enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting creditors' rights and by general equitable principles.

     7.3 GOVERNMENTAL NOTICES. Purchaser has not received notice from any federal, state or other governmental agency or regulatory body indicating that such agency or regulatory body would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by the Operative Documents.

     7.4 NO VIOLATIONS. The execution and delivery by Purchaser of the Operative Documents, and its performance thereunder, will not: (i) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any material agreement, indenture, mortgage or lease to which

Purchaser is a party or by which it or its properties are bound; (ii) constitute a material violation by Purchaser of any material law or governmental regulation applicable to Purchaser; (iii) violate any provision of the Articles of Incorporation or Bylaws (or similar governing documents) of Purchaser; or (iv) violate any order, judgment, injunction or decree of any court, arbitrator or governmental body against or binding upon Purchaser.

     7.5  CONSENTS AND APPROVAL.

          (a) Except as set forth on Section 8.2, no action of, or filing with, any governmental or public body is required by Purchaser to authorize, or is otherwise required in connection with, the execution and delivery by Purchaser of this Agreement or the other Operative Documents or, if required, the requisite filing has been accomplished and all necessary approvals obtained.

          (b) No filing, consent or approval is required by virtue of the execution hereof or any other Operative Document by Purchaser or the consummation of any of the transactions contemplated herein by Purchaser to avoid the violation or breach of, or the default under, any law, regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license, or any other instrument to which Purchaser is a party or is subject.

     7.6 DISCLOSURE. No representations, warranties, assurances or statements by Purchaser in this Agreement contains any untrue statement of material fact, or omits to state any fact necessary, in light of the circumstances under which such statement was made, in order to make the statements herein not misleading.


                                 ARTICLE  VIII

                           COVENANTS OF THE PARTIES

     Seller and Purchaser hereby covenant and agree as follows:

     8.1 CREDIT CARD ASSOCIATION FILINGS. Seller and Purchaser shall file with the Credit Card Associations and the EFT Networks any document or information that each such Credit Card Association or EFT Network deems to be required or desirable to be filed in order for the transactions contemplated by this Agreement to be completed.

     8.2 HART-SCOTT-RODINO NOTIFICATION. Each of Seller and Purchaser shall keep and protect as confidential all information about the others obtained in connection with the preparation of the notification required by the Hart-Scott-Rodino Anti-Trust Improvement Act of 1976, as amended ("HSR"). In the event Seller and Purchaser shall receive a request for additional information or documentary material from the Justice Department or the FTC (a) Purchaser shall be primarily responsible for responding to such request, and (b) Seller shall not respond to such request or furnish any additional information or documentary material without first notifying Purchaser in writing.


                                  ARTICLE  IX

                      CONDITIONS TO OBLIGATIONS OF SELLER

     Each of the obligations of Seller to be performed hereunder shall be subject to the satisfaction (or waiver by Seller) at or before the Closing of each of the following conditions:

     9.1 REQUIRED GOVERNMENTAL APPROVALS. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements (including any such requirements under the HSR) shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

     9.2 OPINION OF COUNSEL TO PURCHASER. Seller shall have received from counsel to Purchaser an opinion, dated as of the Closing Date, in a form reasonably satisfactory to Seller, as set forth on Exhibit 9.2 attached hereto.

     9.3 THE MARKETING AND SALES ALLIANCE AGREEMENT. Purchaser shall have executed and delivered to Seller the Marketing Agreement attached hereto as
Exhibit 10.5.

     9.4 THE ASSIGNMENT AND ASSUMPTION AGREEMENT. Purchaser shall have executed and delivered to Seller the Assignment and Assumption Agreement attached hereto as Exhibit 1.2.

     9.5 NON-COMPETITION AGREEMENT. Purchaser shall have executed and delivered to Seller a non-competition agreement in the form of Exhibit 10.4 (the "Non-Competition Agreement").

     9.6 BILL OF SALE AND TRANSFER DOCUMENTS. Purchaser shall have executed and delivered a bill of sale and such other Transfer Documents as Seller shall reasonably request to evidence the transfer to Purchaser of the Assets Sold and the Assumed Liabilities.

     9.7 DOCUMENTS SATISFACTORY IN FORM AND SUBSTANCE. All agreements, certificates, opinions and other documents delivered by Purchaser to Seller hereunder shall be in form and substance satisfactory to counsel of Seller, in the exercise of such counsel's reasonable judgment.

     9.8 CREDIT CARD ASSOCIATIONS. All filings required or desirable pursuant to Section 8.1 shall have been made, and all required or desirable approvals shall have been received, and neither Seller nor Purchaser shall have received any material objection from a Credit Card Association either in response to the filings required under Section 8.1 or otherwise.


                                  ARTICLE  X

                    CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser to be performed hereunder shall be subject to the satisfaction (or waiver by Purchaser) at or before the Closing of each of the following conditions:

     10.1 REQUIRED GOVERNMENTAL APPROVALS. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements (including any such requirements under the HSR) shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

     10.2 OTHER NECESSARY CONSENTS. Seller shall have obtained all consents and approvals identified in Section 6.9. With respect to each such consent or approval, Purchaser shall have received written evidence, satisfactory to it, that such consent or approval has been duly and lawfully filed, given, obtained or taken and is effective, valid and subsisting.

     10.3 OPINION OF COUNSEL TO SELLER AND CRESTAR FINANCIAL CORPORATION. Purchaser shall have received from counsel to Seller and Crestar Financial Corporation an opinion, dated as of the Closing Date, in a form reasonably satisfactory to Purchaser, as set forth on Exhibit 10.3 attached hereto.

     10.4 NON-COMPETITION AGREEMENT. Seller and Crestar Financial Corporation shall have executed and delivered to Purchaser a Non-Competition Agreement in the form of Exhibit 10.4 (the "Non-Competition Agreement").

     10.5 MARKETING AND SALES ALLIANCE AGREEMENT. Seller and Crestar Financial Corporation shall have executed the Marketing and Sales Alliance Agreement in the form of Exhibit 10.5 attached hereto (the "Marketing Agreement").

     10.6 ASSIGNMENT AND ASSUMPTION AGREEMENT. Seller shall have executed and delivered to Purchaser the Assignment and Assumption Agreement attached hereto as Exhibit 1.2.

     10.7 BILL OF SALE AND TRANSFER DOCUMENTS. Seller shall have executed and delivered a Bill of Sale and such other Transfer Documents as Purchaser shall reasonably request to evidence the transfer to Purchaser of the Assets Sold and the Assumed Liabilities.

     10.8 DOCUMENTS SATISFACTORY IN FORM AND SUBSTANCE. All agreements, certificates, opinions and other documents delivered by Seller to Purchaser hereunder shall be in form and substance satisfactory to counsel of Purchaser, in the exercise of such counsel's reasonable judgment.

     10.9 CREDIT CARD ASSOCIATIONS. All filings required or desirable pursuant to Section 8.1 shall have been made, and all required or desirable approvals shall have been received, and neither Seller nor Purchaser shall have received any material objection from a Credit Card Association either in response to the filings required under Section 8.1 or otherwise.

                                  ARTICLE  XI

                                INDEMNIFICATION

     11.1 SELLER'S INDEMNIFICATION. Seller shall indemnify, defend, and hold harmless the Purchaser, its successors or assigns, and their respective officers, employees, consultants, agents and representatives (collectively, "Purchaser Protected Parties") from any liability, diminution in value, loss, cost, claim or expense, including reasonable attorney's and accountant's fees and expenses ("Loss") that result from or arise out of (i) the breach of any of Seller's representations or warranties in this Agreement or in any certificate delivered in connection herewith; (ii) the breach of any of Seller's covenants or agreements in this Agreement or any certificate delivered in connection herewith; (iii) any liability of Seller with respect to the Assets Sold, other than the Assumed Liabilities; or (iv) the gross negligence or willful misconduct of Seller in undertaking its obligations under Article III and/or Section 4.6. In the event that indemnification is sought hereunder by any member of the Purchaser Protected Parties, Purchaser shall act on behalf thereof and Seller shall be entitled to rely upon the acts and representations of Purchaser as representing the acts and representations of such member.

     11.2 PURCHASER'S INDEMNIFICATION. Purchaser shall indemnify, defend, and hold harmless the Seller and its successors or assigns and their respective officers, employees, consultants, agents and representatives (collectively, "Seller Protected Parties") from any Loss that results from or arises out of (i) the breach of any of Purchaser's representations or warranties in this Agreement or any certificate delivered in connection herewith; (ii) the breach of any of Purchaser's covenants or agreements in this Agreement or any certificate delivered in connection herewith; (iii) the Assumed Liabilities; (iv) the compliance by Seller with Purchaser's instructions to Seller in connection with the provision by Seller of the services under Article III, or as may otherwise arise in connection with Seller's performance of its obligations under Section 3.5, except as may result from or arise out of the gross negligence or willful misconduct of Seller; (v) the gross negligence or willful misconduct of Purchaser in undertaking its obligations under Section 5.4; or (vi) the gross negligence or willful misconduct of Purchaser to the extent Seller incurs a Loss as a result from or arising out of such gross negligence or willful misconduct by Purchaser in connection with any of Seller's agreements relating to the Merchant Business with the third party service providers identified on Schedule
3.6. In the event that indemnification is sought hereunder by any member of the Seller Protected Party, Seller shall act on behalf of and Purchaser shall be entitled to rely upon the acts and representations of Seller as representing the acts and representations of such member.

     11.3 INDEMNIFICATION PROCEDURES FOR THIRD PARTY CLAIMS. In any case where a Person shall seek indemnification under this Agreement (the "Indemnified Party"), for a third party claim, suit or proceeding (a "Third Party Claim"), the Indemnified Party shall comply with the following procedures:

           (a) The Indemnified Party shall give prompt written notice ("Notice") of any Third Party Claim to the party from whom such indemnification is sought (the "Indemnifying Party"), specifying the amount and nature of such Third Party Claim.

           (b) Provided that prompt Notice is given, unless the failure to give such Notice does not prejudice the interests of the Indemnifying Party, the Indemnifying Party shall promptly defend, contest, and protect the Indemnified Party against such Third Party Claim, at its own expense and using counsel of its own choosing, which shall be reasonably satisfactory to the Indemnified Party.

           (c) The Indemnified Party may, but shall not be obligated to, participate in the defense of such Third Party Claim at its own expense and using counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense thereof unless the Indemnified Party shall relieve the Indemnifying Party from all liability for such Third Party Claim. The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party reasonably may request in connection with the Indemnifying Party's defense and shall be entitled to recover from the Indemnifying Party the reasonable costs of providing such assistance. The Indemnifying Party shall inform the Indemnified Party on a regular basis, and at the Indemnified Party's request, of the status of such Third Party Claim and the Indemnifying Party's defense thereof.

           (d) If the Indemnifying Party shall control the defense of a Third Party Claim, the Indemnifying Party shall not compromise or settle such Third Party Claim without the Indemnified Party's prior written consent, if: (i) such compromise or settlement would impose an injunction or other equitable relief upon the Indemnified Party; or (ii) such compromise or settlement does not include the unconditional release of the Indemnified Party from all liability arising from or relating to such Third Party Claim.

           (e) If the Indemnifying Party fails promptly to defend, contest, or otherwise protect against such Third Party Claim, the Indemnified Party may, but shall not be obligated to, defend, contest, or otherwise protect itself against the same, and make any compromise or settlement thereof in its sole discretion, and recover from the Indemnifying Party all Losses of the Indemnified Party arising from or relating to such compromise or settlement.

     11.4  INDEMNITY CLAIMS.

           (a) The representations and warranties contained herein, in any other Operative Document, or in any certificate or other document delivered pursuant hereto or in connection herewith shall not be extinguished by the Closing but shall survive the Closing, subject to the limitations set forth in Sections 11.4(b) and 11.5 hereof, and the covenants and agreements of the Seller contained herein shall survive without limitation as to time except as may be otherwise specified herein.

           (b) All claims for indemnification hereunder shall be asserted no later than 18 months after the Transition Date; provided, however, with respect to Third Party Claims, all claims for indemnification hereunder shall be asserted no later than the earlier of (i) 120 days after the Indemnified Party becomes aware of a "Potential Claim" (as defined below), or (ii) 18 months after the Transition Date. For purposes of this Section 11.4(b), a Third Party Claim shall be deemed a "Potential Claim" at such time as an Officer of an Indemnified Party has written notice of the specific basis for any such potential or contingent Third Party Claim, and such Officer reasonably believes that such a claim or demand may become actual.

     11.5  LIMITATIONS.

           (a) With respect to any particular Loss for which an Indemnifying Party indemnifies an Indemnified Party hereunder, the liability of the Indemnifying Party shall be reduced by the amount of any insurance proceeds actually received by the Indemnified Party as a result of such Loss; provided, however, that in no event shall this Section 11.5(a) be construed to require any Indemnified Party to (ii) seek or maintain insurance of any kind, or (ii) seek recovery, reimbursement, or any other compensation under any insurance arrangement with respect to any Loss.

           (b) No claim shall be made by a party for indemnification hereunder unless and until the aggregate amount of all Losses sought by such party to be indemnified under this Agreement exceeds, in the aggregate, Twenty Thousand U.S. Dollars (U.S. $20,000), and then for the entire amount of such claims in excess of such $20,000 amount; provided, however, that in no event, except with respect to Losses that result from or arise out of fraud, shall Seller's or Purchaser's liability for Losses payable hereunder exceed, in the aggregate, Twenty Million U.S. Dollars (U.S. $20,000,000); provided, however, that nothing contained herein shall be deemed to limit in any manner the ability of any party to obtain nonmonetary relief for any breach by another party of its obligations hereunder.


                                 ARTICLE  XII

                    DEFINITIONS AND RULES OF INTERPRETATION

     12.1 DEFINITIONS. For purposes of this Agreement, the following capitalized terms have the following respective meanings:

           "AGREEMENT" means this Agreement, including all schedules and exhibits hereto, and, if amended, modified or supplemented, as the same may be so amended, modified or supplemented from time to time.

           "ASSETS SOLD" has the meaning set forth in Section 1.1.

           "ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning set forth in
     Section 1.2.

           "ASSOCIATE BANK AGREEMENT" means an agreement between Seller and an Associate Bank pursuant to which the Associate Bank is providing services related to Credit Card and/or Debit Card processing.

           "ASSOCIATE BANK" means a financial institution sponsored by Seller for which services related to Credit Card and/or Debit Card processing are provided by or on behalf of Seller. A list of all Associate Banks is attached hereto as Schedule 6.6(a)(ii).

           "ASSUMED LIABILITIES" means the following liabilities or obligations:
     (a) the obligations of Seller arising on or after the Effective Date to perform under the Merchant Agreements and Associate Bank Agreements assigned to Purchaser pursuant to this Agreement; (b) the obligations of Seller to pay assessments, interchange fees, transaction fees, fines, penalties or other fees or charges to the Credit Card Associations or EFT Networks, provided such obligations relate to transactions which occur both
     (i) under the Merchant Agreements or the Associate Bank Agreements; and
     (ii) on or after the Effective Date; (c) charge-backs in respect of any Credit Card transaction processed by Purchaser pursuant to a Merchant Agreement or an Associate Bank Agreement if such Credit Card transaction is received by electronic transmission or otherwise under and in compliance with the rules and regulations of Credit Card Associations on and after the Effective Date, and other Credit Losses on and after the Effective Date, but only to the extent that such charge-back or other Credit Loss relates to or arises out of an original sales transaction occurring on or after the Effective Date; and (d) any other claims, liabilities or litigation in respect of the Merchant Agreements and Associate Bank Agreements, the Equipment, and the Merchant Business conducted in connection with the foregoing, provided that any such claims, liabilities or litigation relates to or arises out of events, transactions or actions or omissions of Purchaser on or after the Effective Date. The Assumed Liabilities assumed by Purchaser hereunder shall be limited to the liabilities and obligations specified in the immediately preceding sentence and, without limitation of the foregoing, shall not in any event include penalties or fees that may be incurred by Seller in connection with the termination of Seller's agreement(s) with any third party service providers (except as provided in Section 5.5), or losses as the result of a charge-back or Credit Loss in respect of any Merchant Agreement that result from transactions, or events, or acts or omissions of Seller, or a merchant or an associate bank which occurred prior to the Effective Date.

           "CLAIMS" has the meaning set forth in Section 6.11.

           "CLOSING DATE" has the meaning set forth in Section 2.2 hereof.

           "CONVERSION PERIOD" means the period beginning as of the Transition Date and ending on the Conversion Date, during which time Purchaser shall process all transactions in connection with the Merchant Business from Purchaser's designated premises, and Seller shall provide clearing services as provided in Section 3.5 and maintain the agreements referenced in
     Section 3.6, and the Merchant Business shall be converted from Seller to Purchaser, including but not limited to the conversion of Merchants to Purchaser's network and designated clearing bank and merchant accounting systems.

           "CONVERSION DATE" means August 31, 1997, or such later date as may be requested by Purchaser and consented to in writing by Seller, which consent shall not unreasonably be withheld or delayed, but in no event shall the Conversion Date be later than September 30, 1997.

           "CREDIT CARD" means (i) A Visa card or other card bearing the symbol(s) of VISA, U.S.A., Inc. or VISA International, Inc. (including VISA Gold cards), or (ii) a MasterCard card or other card bearing the symbol(s) of MasterCard International Incorporated (including MasterCard Gold cards).

           "CREDIT CARD ASSOCIATIONS" means Visa U.S.A., Inc., Visa International, Inc., MasterCard International Incorporated and any successor organizations or associations.

           "CREDIT LOSS" means any loss resulting from the failure by a Merchant to pay amounts owed by it under a Merchant Agreement.

           "DEBIT CARD" means a card with a magnetic stripe bearing the symbol(s) of one or more EFT Networks which enables the holder to pay for goods or services by authorizing an electronic debit to the cardholder's designated deposit account.

           "DRAFTS" means documentary evidence of Credit Card sales deposited by Merchants with Seller.

           "EFT NETWORKS" means the electronic funds transfer networks identified on Schedule 6.8 attached hereto.

           "EFFECTIVE DATE" has the meaning set forth in Section 1.1.

           "EQUIPMENT" means the point-of-sale terminals, printers and other equipment, supplies, or point-of-sale assets owned or leased by Seller and utilized by Merchants or Seller's branches, or held for lease, sale or swap to Merchants, and certain computer software. The Equipment as of March 31, 1997 is identified in all cases, except for point-of-sale terminals located at Seller's branches, by manufacturer type and serial number (if applicable) on Schedule 1.1 attached hereto, which Schedule indicates any Equipment that is leased to third parties (and the identity of said parties).

           "HSR" has the meaning set forth in Section 8.2.

           "INDEMNIFIED PARTY" has the meaning set forth in Section 11.3.

           "INDEMNIFYING PARTY" has the meaning set forth in Section 11.3(a).

           "INSPECTED PARTY" shall have the meaning set forth in Section 1.5.

           "INVENTORY" means the imprinters, sales draft forms, application forms, decals and all other merchant supplies of Seller.

           "LOSS" has the meaning set forth in Section 11.1.

           "MARKETING AGREEMENT" means the Marketing and Sales Alliance Agreement between Seller, Crestar Financial Corporation, and Purchaser substantially in the form of Exhibit 10.5 attached hereto, and if amended, modified or supplemented, as the same may be so amended, modified or supplemented from time to time.

           "MERCHANT" means any person or entity (other than Purchaser or Seller) who has entered into a Merchant Agreement prior to the Effective Date. A list of all Merchants is attached hereto as Schedule 6.6(a)(i).

           "MERCHANT AGREEMENT" means an agreement between Seller and a Merchant pursuant to which the Merchant undertakes to honor Credit Cards and/or Debit Cards and Seller agrees to accept Credit Card and/or Debit Card transaction records, or to otherwise provide transaction processing services to such Merchants.

           "MERCHANT BUSINESS" shall mean acceptance of Credit Card or Debit Card transaction records in documentary or electronic form from Merchants in connection with the processing and clearing of such records for settlement and payment to such Merchants under any Merchant Agreements or Associate Bank Agreements.

           "NOTICE" has the meaning set forth in Section 11.3(a).

           "OPERATIVE DOCUMENTS" means this Agreement, the Assignment and Assumption Agreement, the Non-Competition Agreement, and all certificates executed and delivered in connection herewith.

           "PURCHASE PRICE" has the meaning set forth in Section 2.1.

           "PURCHASER PROTECTED PARTIES" has the meaning set forth in
     Section 11.1.

           "RESERVE ACCOUNT" has the meaning set forth in Section 6.6(g).

           "REVENUE" has the meaning set forth in Section 3.3.

           "SELLER PROTECTED PARTIES" has the meaning set forth in Section 11.2.

           "SUBSIDIES" has the meaning set forth in Section 1.1(g) hereof.

           "THIRD PARTY CLAIM" has the meaning set forth in Section 11.3.

           "TOP 200 MERCHANTS" means the 200 Merchants with the highest dollar value of Credit Card transactions processed during the 12-month period ended December 31, 1996, as identified on Schedule 6.7 attached hereto.

           "TRANSITION DATE" means June 30, 1997, or any date thereafter if said Transition Date is extended pursuant to Section 3.7, and signifies the date upon which all processing services currently provided by Seller at Seller's premises in connection with the Merchant Business (other than the clearing, settlement, and other "Member" responsibilities in connection with Section
     3.5 and the maintenance of certain agreements pursuant to Section 3.6) shall be transitioned from Seller's premises to Purchaser's designated premises.

           "TRANSITION PERIOD" means the period from the Effective Date through and including the Transition Date.

     12.2  OTHER DEFINITIONS; RULES OF INTERPRETATION.

           (a) All terms defined herein shall have the defined meanings when used in any Operative Document, certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Singular terms shall include the plural, and vice versa, unless the context otherwise requires.

           (b) Exhibits and Schedules referenced in this Agreement are deemed to be incorporated herein by reference. The term "including" shall mean "including without limitation."

                                 ARTICLE  XIII

                                 MISCELLANEOUS

     13.1 EXPENSES. Except as otherwise specifically provided in this Agreement, each party shall pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including all attorneys' fees, accounting fees and other expenses.

     13.2 NOTICES AND PAYMENTS. All notices, demands and other communications hereunder shall be in writing and shall be delivered (i) in person, or (ii) by United States mail, certified or registered, with return receipt requested, or
(iii) by national overnight courier service, as follows:

          If to Seller:       Crestar Bank
                              919 East Main Street
                              Richmond, Virginia  23219
                              Attention:  General Counsel

          with copy to:       Arnold & Porter
          (which shall not    Thurman Arnold Building
          constitute notice)  555 Twelfth Street, N.W.
                              Washington, D.C.  20004-1202
                              Attention:  Susan Morita, Esq.


          If to Purchaser:    NOVA Information Systems, Inc.
                              One Concourse Parkway, Suite 300
                              Atlanta, Georgia 30328
                              Attention:  Chief Financial Officer

          with copy to:       NOVA Information Systems, Inc.
          (which shall not    One Concourse Parkway, Suite 300
          constitute notice)  Atlanta, Georgia  30328
                              Attention:  General Counsel

                                     and

                              Long Aldridge Norman LLP
                              SunTrust Plaza, One Peachtree Center
                              303 Peachtree Street, N.E.
                              Atlanta, Georgia  30308
                              Attention:  Richard R. Willis, Esq.

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this
Section 13.2. Any notice, demand or other communication given pursuant to the provisions of this Section 13.2 shall be deemed to have been given on the date actually delivered against proof of receipt therefor.

     13.3 THIRD-PARTY BENEFICIARIES. Neither party to this Agreement intends this Agreement to benefit or create any right or cause of action in or on behalf of any person other than Seller and Purchaser.

     13.4 INDEPENDENT CONTRACTORS. Nothing contained in this Agreement or any other Operative Document shall be construed as creating or constituting a partnership, joint venture or agency between the parties to this Agreement. Rather, the parties shall be deemed independent contractors with respect to each other for all purposes.

     13.5  FINDER'S FEES.   The parties agree that if either party employed the
services of a broker or finder in connection with the transactions contemplated hereby, that such party shall have the sole responsibility and liability for the payment of any fees, costs or expenses of the broker retained by that party.

     13.6 SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party without the prior written consent of the other party; provided, however, that such consent shall not be required (a) for the assignment by any party of its rights and privileges hereunder to a person or entity controlling, controlled by or under common control with such party (it being understood that no such assignment shall relieve the assigning party of its duties or obligations hereunder), or (b) for the assignment and delegation by any party of its rights, privileges, duties and obligations hereunder to any person into or with which the assigning party shall merge or consolidate or to which the assigning party shall sell all or substantially all of its assets, provided that the assignee formally agrees in writing to assume all the rights and obligations of the assigning party created hereby.

     13.7 AMENDMENTS AND WAIVERS. This Agreement, any of the instruments referred to herein and any of the provisions hereof or thereof shall not be amended, modified or waived in any fashion except by an instrument in writing signed by the parties hereto. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any other right, power or privilege hereunder.

     13.8 SEVERABILITY OF PROVISIONS. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

     13.9 COUNTERPARTS: DELIVERY. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument. The parties acknowledge that delivery of executed counterparts of this Agreement may be effected by a facsimile transmission or other comparable means, with an original document to be delivered promptly thereafter via overnight courier.

     13.10 GOVERNING LAW. This Agreement is made and entered into under the laws of the Commonwealth of Virginia, and the laws of that Commonwealth applicable to agreements made and to be performed entirely thereunder (without giving effect to the principles of conflicts of laws thereof) shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder.

     13.11 CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

     13.12 ENTIRE AGREEMENT. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed.

This Agreement and the other written instruments specifically referred to herein embody the entire understanding of the parties and supersede in their entirety all prior communication, correspondence, and instruments, including without limitation, the terms of that certain letter dated March 25, 1997 to Mr. William Bunting, Executive Vice President, Crestar Bank, from James M. Bahin and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

     13.13 PUBLICITY. The timing and content of any and all public statements, announcements or other publicity concerning the transactions contemplated herein shall be mutually agreed upon by Seller and Purchaser, which agreement shall not be unreasonably withheld by either party hereto.



                 (Remainder of page intentionally left blank.)

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Purchase Agreement as of the date first written above.



                                                  "SELLER"

                                                   CRESTAR BANK
Attest:

By:   /s/ Bob Antrobus                          By:   /s/ William V. Bunting
   __________________________________              _____________________________
   Senior Vice President                           Executive Vice President

                                                             [seal]



                                                  "PURCHASER:"

Attest:                                           NOVA INFORMATION SYSTEMS, INC.

By:   /s/ Cathy A. Harper                       By:    /s/ James M. Bahin
   __________________________________              _____________________________
   Vice President and General Counsel              Chief Financial Officer

                                                             [seal]

                        INDEX OF SCHEDULES AND EXHIBITS


      SCHEDULES                  DESCRIPTION
      ---------                  -----------

         1.1           Equipment
         1.1(g)        Subsidies
         3.2(b)        Performance Standards During the Transition Approvals
         3.6           Maintained Agreements with Third Party Service Providers
         4.5           Schedules to be Updated
         6.5(a)(i)     Financial Information
         6.5(a)(ii)    Material Adverse Changes in the Merchant Business
         6.5(b)        Credit Card Sales Volume and Debit Card Sales Volume
         6.6(a)(i)     Merchants
         6.6(a)(ii)    Associate Banks
         6.6(a)(iii)   Exceptions; Notice of Election to Terminate Merchant
                       Agreements or Associate Bank Agreements
         6.6(b)(i)     Exceptions to Possession of Original Executed Copy of Top
                       200 Merchant
                       Agreements
         6.6(b)(ii)    ACH Agreements
         6.6(c)(i)     Top 200 Merchant Guaranties
         6.6(c)(ii)    Exceptions to Possession of Original Executed Copy of
                       Guaranties
         6.6(d)(i)     Certain Financial and Other Information Relative to the
                       Associate Banks
         6.6(d)(ii)    Exceptions to Possession of Original Executed Copy of
                       Associate Bank Agreements
         6.6(e)(i)     Disputes
         6.6(e)(ii)    Material Adverse Effect
         6.6(f)(i)     Exceptions to Credit Card Association Compliance
         6.6(f)(ii)    Exceptions to Original Sponsorship Agreements
         6.6(g)        Reserve Accounts
         6.6(h)(i)     American Express, Discover, Diner's Club, JCB, Carte
                       Blanche
         6.7           200 Merchants with Highest Dollar Value of Credit Card
                       Transactions
         6.8           EFT Networks
         6.10          Leases
         6.11          Litigation
         6.14          Vendors and Suppliers
         6.15          Exceptions to Agreements in Full Force and Effect
         6.16          Exceptions to Absence of Certain Changes and Events

      EXHIBITS                DESCRIPTION
      --------                -----------

         1.2           Assignment and Assumption Agreement
         9.2           Opinion of Counsel to Purchaser
         10.3          Opinion of Counsel to Seller and Crestar Financial
                       Corporation
         10.4          Non-Competition Agreement
         10.5          Marketing and Sales Alliance Agreement